                               FIFTH SUPPLEMENTAL

                          INVESTMENT ADVISORY AGREEMENT


     THIS AGREEMENT, made this ____ day of ________, 1996, by and between MIMLIC Series Fund, Inc., a Minnesota Corporation (the "Fund") and MIMLIC Asset Management Company, a Minnesota corporation ("Management");

                                   WITNESSETH:

     WHEREAS, the Fund is engaged in business as a diversified open-end management investment company registered as such under the Investment Company Act of 1940 (the "Investment Company Act");

     AND WHEREAS, the Adviser is engaged in rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940;

     AND WHEREAS, the Fund is comprised of sixteen separate Portfolios, each of which pursues its investment objectives through separate investment policies;

     AND WHEREAS, Management has accepted an appointment from the Fund to act as investment adviser to and manager of nine of the Fund's sixteen separate Portfolios pursuant to an Investment Advisory Agreement between the Fund and Management dated January 30, 1986 (the "Investment Advisory Agreement"); a Supplemental Investment Advisory Agreement dated April 28, 1987 (the "Supplemental Agreement"); a Second Supplemental Investment Advisory Agreement dated April 27, 1992 (the "Second Supplemental Agreement"); and a Third Supplemental Investment Advisory Agreement dated April 23, 1993 (the "Third Supplemental Agreement");

     AND WHEREAS, Management has accepted an appointment from the Fund to act as investment adviser to and manager of four of the Fund's sixteen separate Portfolios pursuant to a Fourth Supplemental Investment Advisory Agreement dated April 19, 1994;

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     AND WHEREAS, the Fund desires to appoint Management to provide investment advisory and management services to the Fund with respect to the additional Portfolios identified in Section 3 of this Agreement in the manner and on the terms hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties do hereby agree as follows:

Section 1  APPOINTMENT OF ADVISER

     The Fund appoints Management to act as the investment adviser to and manager of the additional Portfolios of the Fund identified in Section 3 of this Agreement, to manage the investment and reinvestment of the assets of those Portfolio and to administer each Portfolio's affairs subject to the supervision of the Board of Directors of the Fund on the terms and conditions set forth in this Agreement. Management accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement.

Section 2  INCORPORATION OF ADVISORY AGREEMENTS

     The Investment Advisory Agreement is incorporated herein by reference, and this Fourth Supplemental Investment Advisory Agreement shall be subject to and interpreted in accordance with all of the provisions set forth in the Investment Advisory Agreement except as expressly modified herein.

Section 3  COMPENSATION FOR SERVICES

     In payment for the investment advisory services to be rendered by Management in respect of the Small Company Value Portfolio hereunder, the Fund shall pay to Management as full compensation for all services hereunder a fee computed separately for the Portfolio at an annual rate, as follows:

                Assets                            Fee
                ------                            ---

     Small Company Value Portfolio               .75%

     In payment for the investment advisory services to be rendered by Management in respect of the Global Bond Portfolio hereunder, the Fund shall pay to Management as full compensation for all services hereunder a fee computed separately for the Portfolio at an annual rate, as follows:

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                Assets                            Fee
                ------                            ---

         Global Bond Portfolio                   .75%

     The amount of the fees illustrated above will be deducted on each business day from the value of each Portfolio of the Fund prior to determining the Portfolio's net asset value for the day and it shall be transmitted or credited to Management. The fee shall be based on the net asset values of all of the issued and outstanding shares of such Portfolio of the Fund as determined as of the close of each business day pursuant to the Articles of Incorporation, Bylaws and currently effective Prospectus and Statement of Additional Information of the Fund.

Section 4  USE OF SUB-ADVISER

     In providing the services and assuming the obligations set forth herein and in the Investment Advisory Agreement as incorporated herein, but only in connection with the Global Bond Portfolio, Management may at its expense employ one or more Sub-Advisers, or may enter into such service agreements as Management deems appropriate in connection with the performance of its duties and obligations hereunder. Reference herein and in the Investment Advisory Agreement to the duties and responsibilities of Management shall include any Sub-Adviser employed by Management to the extent Management shall delegate such duties and responsibilities to the Sub-Adviser. Any agreement between Management and any Sub-Adviser shall be subject to the approval of the Fund, its Board of Directors, and Shareholders as required by the Investment Company Act, and such Sub-Adviser shall at all times be subject to the direction of the Board of Directors of the Fund and any duly constituted committee thereof or any officer of the Fund acting pursuant to like authority.

Section 5  DURATION AND TERMINATION OF AMENDMENT

     This Agreement shall become effective upon its approval by the Shareholders of the class of capital stock of the Small Company Value Portfolio and the Global Bond Portfolio of the Fund, which shall be the date of its execution first above written. This Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Board of Directors of the Fund or by the

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vote of a majority of the outstanding voting securities of the Fund, provided that in either event such continuance shall also be approved by the vote of a majority of the directors of the Fund who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required Shareholder approval of this Agreement or of any continuance of this Agreement shall be effective with respect to the Portfolio to which this Agreement relates if a majority of the outstanding voting securities of the class (as defined in Rule 18f-2(h) under the Investment Company Act) of capital stock of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that this Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of the Fund.

     If the Shareholders of a class of capital stock of the Portfolio to which this Agreement relates fail to approve any continuance of this Agreement, Management will continue to act as investment adviser with respect to such Portfolio pending the required approval of the Agreement or its continuance, of a new contract with Management or a different adviser or other definitive action; provided, that the compensation received by Management in respect of the Portfolio during such period will be no more than its actual costs incurred in furnishing investment advisory and management services to such portfolio or the amount it would have received under the Agreement in respect of the Portfolio, whichever is less.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund or by Management, on sixty days' written notice to the other party. This Agreement will automatically terminate in the event of its assignment (as defined in the Investment Company Act).

Section 6  AMENDMENTS TO THE AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of the Fund and by the vote of a majority of the directors of the Fund who are not interested persons of any party to this


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Agreement cast in person at a meeting called for the purpose of voting on such approval. The required Shareholder approval shall be effective with respect to the Portfolio to which this Agreement relates if a majority of the outstanding voting securities of the class of capital stock of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of the Fund.

     IN WITNESS WHEREOF, the Fund and Management have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                MIMLIC Series Fund, Inc.


                                By
                                   --------------------------------------
                                         Paul H. Gooding
                                            President



                                MIMLIC Asset Management Company


                                By
                                   --------------------------------------
                                         Paul H. Gooding
                                            President



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